EXHIBIT 15.1








The Board of Directors
Vicon Industries, Inc.:



Re: Registration Statements on Form S-8 (Nos. 33-7892, 33-34349, 33-90038, 333-30097 and 333-71410) and Form S-2 (No. 333-46841):


With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated August 14, 2003 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.




                                                  /s/ KPMG LLP


Melville, New York
August 14, 2003